UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:	March 20, 2008
(Date of earliest event reported):	March 17, 2008

FULTON FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 4887, One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	717-291-2411
Former name or former address, if changed since last Report:	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2008, the Executive Compensation Committee (the “Committee”) of the Board of Directors of Fulton Financial Corporation (“Fulton”) reviewed the current base salaries of Fulton’s senior executive officers to consider adjustments as may be appropriate. The Committee considered Fulton’s compensation philosophy, peer compensation market data, the recommendations of an outside compensation consultant, Fulton’s performance and the various factors influencing that performance, each individual officer’s self-assessment, the recommendations of R. Scott Smith, Jr., Fulton’s Chairman, Chief Executive Officer and President with regard to the other senior executive officers listed below, and the Committee’s assessment of the performance of the officers individually and as a group.

On March 18, 2008, the Committee presented to the Board of Directors its base salary recommendations for Fulton’s senior executive officers. Based upon the recommendation of the Committee, the Board of Directors approved the base salaries listed in the table below. These base salaries will be effective in April 2008.

Name	Position	2008 Base Salary
R. Scott Smith, Jr.	Chairman, Chief Executive Officer and President of Fulton Financial Corporation	$793,742
Charles J. Nugent	Senior Executive Vice President and Chief Financial Officer of Fulton Financial Corporation	$493,400
Craig H. Hill	Senior Executive Vice President of Fulton Financial Corporation - Human Resources	$227,000
James E. Shreiner	Senior Executive Vice President of Fulton Financial Corporation - Administrative Services	$327,000
E. Philip Wenger	Senior Executive Vice President of Fulton Financial Corporation – Community Banking; Chairman of Fulton Bank	$375,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2008	FULTON FINANCIAL CORPORATION By: /s/ Charles J. Nugent Charles J. Nugent Senior Executive Vice President and Chief Financial Officer

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